Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Stockholders of
American Axle & Manufacturing Holdings, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-41976 and 333-70466 on Form S-8 and No. 333-83946 and 333-102346 on Form S-3 of American Axle & Manufacturing Holdings, Inc. of our report dated June 16, 2003, appearing in this Annual Report on Form 11-K of American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates for the year ended December 31, 2002.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Detroit, Michigan
June 26, 2003